Certain statements in this presentation constitute "forward-looking statements". When used in this presentation, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance" and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to revenue, are intended to identify such forward- looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this presentation. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Slide 1

Strategic Overview Integration Progress Financial Outlook The New LodgeNet Update Slide 2

Renewing and maximizing our core business while generating additional growth by developing and delivering compelling new interactive solutions to current and adjacent markets. Growth Strategy Expanding Networks & Integrating Solutions Expanding Networks: Driving interactive television network in lodging and adjacent markets Developing broadband & digital networks into markets served Integrating Solutions: Delivering new interactive solutions that drive new revenue Build competitive differentiation in meeting customer needs Slide 3

Growth Strategy Expanding Networks & Integrating Solutions Three Industry Leaders Now Working as One Slide 4

1.8 Million Hotel Rooms -Top 10 MSO 300 Million Interactive Experiences Annually Guest Connectivity High-Definition Television Sports On-Demand Programming Hotel Branding & Marketing Applications The New LodgeNet A Broader Array of Solutions A More Strategic Network Slide 5

Acquisition 80% Increase in Interactive Television Network - Prominent Brands - USA, Canada & Mexico Penetration in Major Markets 80% Increase in Revenue - $227 million 2006 $57 million AOCF in 2006 Broader Array of Solutions Before After LNET 1000 1000 ONCO 0 830 1,000 1,830 Rooms (in thousands) Slide 6

Acquisition 5-Fold Increase in Broadband Network Prominent Brands Broader Array of Solutions - Wired & Wireless - Meeting Rooms - Bandwidth Shaping - Integrated Applications - IP Network Design $12 million Revenue in 2006 Before After LNET 35 35 LSO 0 140 35 175 Rooms (in thousands) Slide 7

The "New" LodgeNet More than 1.8 Million Room More than 9,300 Hotels US, Canada and Mexico Slide 8

Slide 9

Help Desk Services - Recurring Revenue - $3 to $4 per room/month Equipment Sales - Hotel Purchased - 10% to 20% Margin Technical Service - Hourly - Maintenance Agreements "Bundled" Solutions - Television & HSIA HSIA Video East 190 1800 The New LodgeNet Opportunities Rooms (in thousands) Internet Connectivity 190 1,830 Slide 10

HD Basic Cable - More Channels - Higher Percentage of Hotels - +$5.00 per Room/Month HD Video On-Demand - Increased Guest Interest "Easy HD" Services - Program Consultation - Project Management Installation Services Extended Service Plans HDTV Video East 45 1800 Rooms (in thousands) The New LodgeNet Opportunities High Definition Television 45 1,830 Slide 11

Healthcare Travel Centers Time Shares Gaming Markets International Markets Advertising Other New LodgeNet Opportunities Slide 12

Combined Sales Organization - Early May Engineering Organization - Mid-May Other Department Planning - Next 60 Days Integration Progress $15 Million in Cost Synergies Expected Slide 13

7-Year Term B Facility - $625 Million Pricing: - LIBOR + 200bps - Swapped 70% at Average Fixed Rate of 5.05% + 200bps Elimination of 9.5% High Yield Debt - $22.5 Million in Charges During Q2 2007 Annualized Interest Expense of Approximately $45 Million Financial Restructuring Slide 14

Capital Investment 2007 2008 Forecasted Range $75.0 - $80.0 $80.0 - $85.0 Capital Allocation 2007 & 2008 New Room Investment 30% - 40% Renewal Investment 40% - 55% Corporate & Other 15% - 20% Estimated Investment New Room $340 - $360 Renewal Room $260 - $290 85% Digital by end of 2008 Slide 15

Guidance 2007 Range 2007 Adjusted* Revenue $ 490.0 - $ 510.0 Adjusted Operating Cash Flow $ 132.0 - $ 142.0 Net Loss $ (54.0) - $(44.0) $ (19.0) - $ (9.0) Net Loss Per Share $ (2.36) - $(1.93) $ (0.83) - $(0.39) Cash Earnings (Loss) $ (44.0) - $(34.0) $ (17.0) - $(7.0) CEPS (Loss) $ (1.93) - $(1.49) $ (0.74) - $(0.31) Capital Investment $ 75.0 - $80.0 Free Cash Flow $ (5.0) - $ 5.0 $ 20.0 - $ 25.0 AOCF Margin 26.5% - 28.0% (in millions except per share) Slide 16 * Adjusted guidance excludes amortization of purchase intangibles, other acquisition-related costs and refinancing of 9.5% senior notes

Guidance 2008 Range 2008 Adjusted* Revenue $565.0 - $ 585.0 Adjusted Operating Cash Flow $165.0 - $180.0 Net Income (Loss) $ (8.0) - $ 7.0 $ 6.0 - $ 21.0 Net Income (loss) Per Share $ (0.35) - $ 0.31 $ 0.26 - $0.92 Cash Earnings $ 3.0 - $ 18.0 $ 8.0 - $ 23.0 CEPS $ 0.13 - $ 0.79 $ 0.35 - $ 1.01 Capital Investment $ 80.0 - $85.0 Free Cash Flow $ 30.0 - $45.0 $ 35.0 - $ 50.0 AOCF Margin 29.0% - 31.0% (in millions except per share) * Adjusted guidance excludes amortization of purchase intangibles and other acquisition-related costs Slide 17

(c) 2007 LodgeNet Entertainment Corporation. All rights reserved. Slide 18

Reconciliation of Operating Income to Adjusted Operating Cash Flow Slide 19

Reconciliation of Net Loss to Adjusted Net Loss Slide 20

Reconciliation of Adjusted Free Cash Flow Slide 21

Reconciliation of Cash Earnings per Share Slide 22